Exhibit 10(n)-1

EXECUTION VERSION

AMENDMENT NO. 1

Dated as of September 16, 2002

to

LEASE AGREEMENT

Dated as of December 21, 2001

BETWEEN

LMB FUNDING, LIMITED PARTNERSHIP

as Lessor

AND

LOWER MOUNT BETHEL ENERGY, LLC

as Lessee

This Amendment No. 1 has been manually executed in 38 counterparts, numbered consecutively from 1 through 38, of which this is No. __. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Amendment may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.

Amendment No. 1 to Lease Agreement ("Amendment No. 1"), dated as of September 16, 2002, between LMB FUNDING, LIMITED PARTNERSHIP, a Delaware limited partnership ("Lessor"), and LOWER MOUNT BETHEL ENERGY, LLC, a Delaware limited liability company ("Lessee"), amending the Original Lease referred to below.

WHEREAS, Lessor and Lessee have heretofore entered into a Lease Agreement dated as of December 21, 2001 (the "Original Lease") (the Original Lease, as amended hereby and as may hereafter be further amended, modified, supplemented or restated from time to time, the "Lease"); and

WHEREAS, Lessor and Lessee wish to amend the Original Lease as hereinafter provided with the consent of the holders of the applicable percentage of the Notes;

NOW, THEREFORE, Lessor and Lessee hereby agree that the Original Lease is amended as follows:

SECTION 1.   DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Original Lease.

SECTION 2.   AMENDMENTS. The Original Lease is hereby amended as follows:

2.1   Section 1 of the Original Lease is amended by:

(i) deleting the definition of "Gas Transportation Agreement" and inserting the following in its place:

""Gas Transportation Agreement" means the Gas Transportation Agreement to be entered into by and between PPL Interstate Energy Company and Lessor and/or Lessee."

(ii) deleting the definition of "Premises" and inserting the following in its place:

""Premises" means collectively (a) the leasehold estate demised to the Lessor pursuant to the Ground Lease and (b) the easement rights granted to the Lessor pursuant to that certain Easement Agreement between PPL Martins Creek, LLC and Lessor, dated September 11, 2002, as the same may be amended from time to time."

(iii) inserting the phrase "the last sentence of paragraph (f) of Section 8," immediately before the phrase "paragraph (n) of Section 10 and Section 12, the term "Assignee" shall mean the Majority Holders (as defined in the Note Purchase Agreement)" at the end of the definition of "Assignee".

(iv) deleting the definition of "Replacement MOU Agreement" and inserting the following in its place:

""Replacement MOU Agreement" means that certain Water Services Agreement, dated as of September 16, 2002, entered into between PPL Martins Creek, LLC and Lessor, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms of the Collateral Indenture, relating to the provision of certain water services for the Project and replacing the Memorandum of Understanding."

(v) adding the following new definition (to be inserted in appropriate alphabetical order in said Section 1), which definition reads in its entirety as follows:

""Easement Agreement" the Easement Agreement between PPL Martins Creek, LLC and the Lessor, dated September 11, 2002, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms, the terms of the Collateral Indenture and the terms of the Leasehold Mortgage (as defined in the Collateral Indenture)."

(vi) deleting the definition of "Project Contracts" and inserting the following in its place:

""Project Contracts" means the Siemens Turbine Contract, the Ground Lease, the Easement Agreement, the EPC Contract, the EPC Guaranty, the Engineering Services Agreement, the Power Transformers Contract, the Township Development Agreement, the Operation and Maintenance Agreement, the Interconnection Agreement, the Replacement MOU Agreement, the Reimbursement and Ownership Agreement, the Gas Transportation Agreement and any other agreement or agreements entered into by the Lessee necessary for the construction and operation of the Project (from and after the date each such agreement becomes effective). A list of the Project Contracts is attached as Exhibit B hereto."

2.2    Paragraph (f) of Section 8 of the Original Lease is amended by inserting the following at the end of the last sentence thereof:

"; provided that amendments, modifications, supplements, restatements, consents or waivers which affect Sections 1.3, 2.2, 3.3, 3.4, 4.9, 5.3 or 5.4 of the Replacement MOU Agreement may only be made to the extent they are incidental, immaterial and not adverse to the Lessor or Assignee unless the prior written consent of the Assignee and the Lessor is obtained."

2.3    The first sentence of paragraph (e) of Section 9 of the Original Lease is amended by deleting such sentence in its entirety and inserting the following in its place:

"(e)    The Lessee agrees to, or to cause the Operator to, maintain the Project at all times in such condition so as to enable the Project to be operated and maintained in accordance with prudent industry practices and any other standards required by the Project Contracts and this Lease, and shall, as lessee under this Lease, comply or cause the Operator to comply with all of the obligations of the Lessor under the Replacement MOU Agreement. Lessee further agrees to, or cause the Operator to, maintain the Water Offset Rights (as defined in the Agreement for Lease) on behalf of Owner in accordance with any contractual or other legal right or entitlement giving rise to such Water Offset Rights, Legal Requirements and prudent industry practices."

2.4   Exhibit B and Exhibit C of the Original Lease are deleted in their entirety and replaced with Exhibit A and Exhibit B to this Amendment No. 1 respectively.

SECTION 3.   MISCELLANEOUS.

3.1   This Amendment No. 1 may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 1.

3.2   THIS AMENDMENT NO. 1 SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

3.3   Upon the effectiveness of this Amendment No. 1 (i) each reference in the Original Lease to "this Agreement", "hereunder", "hereof" or words of like import referring to the Original Lease shall mean and be a reference to the Original Lease as amended by this Amendment No. 1 and as may hereafter be further amended, modified, supplemented or restated from time to time and (ii) each reference in any other related agreements to the "Lease Agreement", "thereunder", "thereof" or words of like import referring to the Lease, shall mean and be a reference to the Original Lease as amended by this Amendment No. 1 and as may hereafter be further amended, modified, supplemented or restated from time to time.

3.4   Except as provided herein, all provisions, terms and conditions of the Original Lease shall remain in full force and effect. As amended hereby, the Original Lease is ratified and confirmed in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

LMB FUNDING, LIMITED PARTNERSHIP By LMB Capital, Inc., its General Partner By:____________________________________ Name: Title:

LOWER MOUNT BETHEL ENERGY, LLC By:____________________________________ Name: Title:

EXHIBIT A

[Project Contracts]

EXHIBIT B

[Permits/Project Authorizations]